KWESST MICRO SYSTEMS INC.

(the "Company")

LONG-TERM PERFORMANCE INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE OF THIS PLAN

The Company wishes to establish this long-term performance incentive plan ("Plan"). The purpose of this Plan is to promote the long-term success of the Company and the creation of Shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company.

To this end, this Plan provides for the grant of Restricted Share Units, Performance Share Units, Deferred Share Units, Options and Stock Appreciation Rights to Eligible Persons, Consultants and Persons providing Investor Relations Activities as further described in this Plan.

The Plan and the Restricted Share Units, Performance Share Units, Deferred Share Units, Options and Stock Appreciation Rights issuable under the Plan are subject to Policy 4.4 - Incentive Stock Options of the Exchange (the "Policy").

This Plan is a "rolling" stock plan, as such term is defined in the Policy, permitting the issuance of (i) Options of up to ten (10%) percent of the issued and outstanding Shares and (ii) Restricted Share Units, Performance Share Units, Deferred Share Units and Stock Appreciation Rights of up to a fixed amount in respect of Awards granted hereunder.

SECTION 2. DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a) "Option Plan" means the Company's Stock Option Plan dated November 28, 2017, as may be amended or restated from time to time;

(b) "Associate" has the meaning ascribed thereto in the Securities Act;

(c) "Award" means any award of RSUs, PSUs, DSUs, Options or SARs granted under this Plan;

(d) "Award Agreement" means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(e) "Board" means the board of directors of the Company;

(f) "Blackout Period" means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of publicly undisclosed confidential information pertaining to the Company;

(g) "Cessation Date" means, the effective date on which a Participant ceases to be a Director or a Key Employee, where applicable, of the Company or a Subsidiary for any reason;

(h) "Change of Control" means the occurrence of one transaction or a series of transactions which results in one Person, together with any affiliates of such Person, exercising direction or control over 50% or more of the Shares. " Person" for the purpose of this provision includes, but is not limited to, any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation or other entity however designated or constituted; a change in the majority of the Company's Board taking place over a period of six (6) months or less; a merger or consolidation, after which the Company's Shareholders no longer control the Company; and/or the sale of all or substantially all of the Company's assets or the liquidation of the Company, except where the sale is to an affiliate of the Company.

(i) "Committee" means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

(j) "Company" means KWESST Micro Systems Inc., a company incorporated under the Canada Corporations Act (British Columbia), and any of its successors or assigns;

(k) "Consultant" means a Person (other than a Key Employee or Director) that:

(i) is engaged to provide, on an ongoing bona fide basis, consulting, technical , management or other services to the Company or an affiliate of the Company, other than services provided in relation to a distribution (as defined in the Securities Act);

(ii) provides the services under a written contract between the Company or an affiliate of the Company and the Person, as the case may be;

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time on the affairs and business of the Company or an affiliate of the Company; and

(iv) has a relationship with the Company or an affiliate of the Company that enables the Person to be knowledgeable about the business and affairs of the Company,

and:

(v) if the Person is an individual, includes a corporation of which such individual is an employee or Shareholder, and a partnership of which the individual is an employee or partner; and

(vi) if the Person is not an individual, includes an employee, executive officer or director of the Consultant, provided that the individual employee, executive officer or director spends or will spend a significant amount of time on the affairs and business of the Company or an affiliate of the Company;

(l) "Current Market Price" means the last closing price of the Shares on the Exchange before either the issuance of the news release or the filing of the Price Reservation Form (Form 4A) required to fix the price at which the securities are to be issued or deemed to be issued (the "Notice of Transaction"), except under the following conditions, where applicable:

(i) "Consolidation Exception" The Current Market Price is to be adjusted for any share consolidation or split. If the Notice of the Transaction is within 5 days following a consolidation of the Company's share capital, the minimum price per share will be the greater of the Current Market Price, adjusted for any share consolidation or split, or $0.05;

(ii) "Material Information Exception" If the Company announces Material Information regarding the affairs of the Company after providing Notice of the Transaction and if the Exchange determines that a party to the transaction should reasonably have been aware of that pending Material Information, then the Current Market Price will be at least equal to the closing price of the Shares on the trading day after the day on which that Material Information was announced;

(iii) "Price Interference Exception" If the Exchange determines that the closing price is not a fair reflection of the market for the Shares and the Shares appear to have been high-closed or low-closed, then the Exchange will determine the Current Market Price to be used;

(iv) "Suspension Exemption" If the Company is suspended from trading or has for any reason not traded for an extended period of time, the Exchange may determine the deemed Current Market Price to be used; and

(v) "Minimum Price Exception" The Exchange will not generally permit the Shares to be issued from treasury at a price less than $0.05 nor will the Exchange generally permit any securities convertible into Shares including Options and Warrants to be issued with an effective conversion price of less than $0.05 per Share;

(m) "Deferred Share Unit" or "DSU" means a right to receive on a deferred basis a payment in Shares as provided in Subsection 5.3 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(n) "Determination Date" means a date determined by the Board in its sole discretion but not later than 90 days after the expiry of a Performance Cycle;

(o) "Director" means a member of the Board;

(p) "Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than one year, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Board, acting reasonably, determines constitutes a disability;

(q) "Disinterested Shareholders Approval" means approval by a majority of the votes cast by all the Company's Shareholders at a duly constituted meeting of Shareholders, excluding votes attached to Shares beneficially owned by Insiders to whom Options may be granted under this Plan and Associates and Affiliates of such Insiders;

(r) "Effective Date" has the meaning ascribed thereto in Section 8;

(s) "Election Form" means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(t) "Eligible Person" means a Director and a Key Employee of the Company and its Subsidiaries;

(u) "Exchange" means the TSX Venture Exchange, or such other exchange upon which the Shares of the Company may become listed for trading;

(v) "Exchange Hold Period" means the four month resale restriction imposed by the Exchange on the shares, more particularly described in the Exchange's Policy 1.1 - Interpretation;

(w) "Fees" means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(x) "Grant Date" means, for any Award, the date specified by the Board as the grant date at the time it grants the Award or, if no such date is specified, the date upon which the Award was actually granted;

(y) "Incentive Securities" means the Options, DSUs, RSUs, PSUs and SARs issuable to any Participant under this Plan;

(z) "Insider" means any insider, as that term is defined in the Securities Act;

(aa) "Insider Participant" means a Participant who is an (i) Insider of the Company or of a Subsidiary, and (ii) Associate of any person who is an Insider by virtue of (i);

(bb) "Investor Relations Activities" means any activities, by or on behalf of the Company or a Shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

A) to promote the sale of products or services of the Company, or

B) to raise public awareness of the Company,

that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii) activities or communications necessary to comply with the requirements of:

A) applicable securities laws;

B) Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company;

(iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

A) the communication is only through the newspaper, magazine or publication, and

B) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv) activities or communications that may be otherwise specified by the Exchange

(cc) "Key Employees" means employees, as such term is defined in the Exchange's Policy 1.1- Interpretation, including officers, and including both full-time and part-time employees of the Company or any Subsidiary who, by the nature of their positions or jobs are, in the opinion of the Board, in a position to contribute to the success of the Company;

(dd) "Option" means incentive share purchase options entitling the holder thereof to purchase Shares;

(ee) "Participant" means any Eligible Person, Consultant or Persons performing Investor Relations Activities to whom Awards under this Plan are granted;

(ff) "Participant's Account" means a notional account maintained for each Participant's participation in this Plan which will show any Incentive Securities credited to a Participant from time to time;

(gg) "Performance Criteria" means criteria established by the Board which, without limitation, may include criteria based on the Participant's personal performance and/or financial performance of the Company and its Subsidiaries, and that are to be used to determine the vesting of the PSUs;

(hh) "Performance Cycle" means the applicable performance cycle of the PSUs as may be specified by the Board in the applicable Award Agreement;

(ii) "Performance Share Unit" or "PSU" means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.2 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(jj) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(kk) "Restriction Period" means the time period between the Grant Date and the Vesting Date of an Award of RSUs specified by the Board in the applicable Award Agreement, subject to the Vesting Requirement provision in see section 4.4;

(ll) "Restricted Share Unit" or "RSU" means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.1 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(mm) "Retirement" means retirement from active employment with the Company or a Subsidiary with the consent of an officer of the Company or the Subsidiary;

(nn) "Stock Appreciation Right" or "SAR" means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.5.1 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(oo) "SAR Amount" has the meaning set out in Subsection 5.5.3;

(pp) "SAR Grant Price" has the meaning set out in Subsection 5.5.2 ;

(qq) "Securities Act" means the Securities Act (British Columbia), as amended, from time to time;

(rr) "Shareholder" means a registered or beneficial holder of Shares or, if the context requires, other securities of a Company.

(ss) "Shares" means the common shares of the Company;

(tt) "Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

(uu) "Termination Date" means, as applicable: (i) in the event of a Participant's Retirement, voluntary termination or termination of employment as a result of a Disability, the date on which such Participant ceases to be an employee or a Consultant of the Company or a Subsidiary; and (ii) in the event of termination of the Participant's employment or consulting contract by the Company or a Subsidiary, the date on which such Participant is advised by the Company or a Subsidiary, in writing or verbally, that his or her services are no longer required;

(vv) "Trading Day" means any date on which the Exchange is open for trading; and

(ww) "Vesting Date" means in respect of any Award, the date when the Award is fully vested m accordance with the provisions of this Plan and the applicable Award Agreement.

SECTION 3. ADMINISTRATION

3.1 BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan.

3.2 DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

3.3 INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company.

3.4 NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

SECTION 4. SHARES AVAILABLE FOR AWARDS

4.1 LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

4.1.1 In respect of Options, so long as it may be required by the rules and policies of the Exchange:

(a) the aggregate number of Shares issuable under this Plan in respect of Options shall not exceed ten (10%) percent of the Company's issued and outstanding Shares at any point in time;

(b) the total number of Options issuable to any Consultant under this Plan shall not exceed two (2%) percent of the issued and outstanding Shares in any twelve (12) month period;

(c) the total number of Options issuable to Persons performing Investor Relations Activities shall not exceed two (2%) percent of the issued and outstanding Shares in any twelve (12) month period; and

4.1.2 In respect of DSUs, PSUs, RSUs and SARs:

(a) the maximum aggregate number of Shares issuable under this Plan in respect of DSUs, PSUs, RSUs and SARs shall not exceed 4,226,737 at any point in time, representing 10% of the issued and outstanding Shares of the Company at the Effective Date;

(b) the total number of DSUs, RSUs, PSUs and SARs issuable to any Participant under this Plan shall not exceed one (1%) percent of the issued and outstanding Shares at the time of the Award;

(c) any exercise of DSUs, PSUs, RSUs and SARs does not increase the available number of DSUs, PSUs, RSUs and SARs issuable under the Plan.

4.1.3 The total number of Incentive Securities combined issuable to any Participant under this Plan shall not exceed five (5%) percent of the issued and outstanding Shares in any twelve (12) month period;

4.1.4 The aggregated number of Shares issuable to Insiders upon the exercise of Incentive Securities granted under the Plan shall not exceed ten (10%) percent of the issued and outstanding Shares a any point in time;

4.1.5 The aggregate number of Awards issued to Insiders under the Plan within a twelve (12) month period shall not exceed ten (10%) percent of the issued and outstanding Shares, calculated on the Grant Date;

4.1.6 Consultants and Persons performing Investor Relations Activities may only receive Options as Awards under this Plan;

4.1.7 All Options granted to Consultants and Persons performing Investor Relations Activities will vest and become exercisable in stages over a period of not less than twelve (12) months, with no more than one-quarter (1/4) of such Options vesting and becoming exercisable in any three (3) month period.

4.1.8 The total number of Incentive Securities issuable to a Director under this Plan (excluding, for this purpose, the Chairman of the Board, if any) shall not exceed three (3%) percent of the issued and outstanding Shares;

4.1.9 Pursuant to the policies of the Exchange, the Exchange Hold Period will be applied to Shares issuable under this Plan and any certificate(s) representing those Shares will include a legend stipulating that the Shares issued are subject to a four month Exchange Hold Period commencing from the Grant Date.

4.2 ACCOUNTING FOR AWARDS. For purposes of this Section 4:

4.2.1 If an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under this Plan; and

4.2.2 Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or are exchanged with the Board's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for granting Awards under this Plan.

4.3 ANTI-DILUTION. If the number of outstanding Shares is increased or decreased as a result of a stock split, consolidation or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of stock dividend, the Board may make appropriate adjustments, in accordance with the terms of this Plan, the policies of the Exchange, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Incentive Securities credited to a Participant. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

4.4 MODIFICATION. Any adjustment, other than as noted in section 4.3 Anti-Dilution, to Award granted or issued under this Plan must be subject to the prior acceptance of the Exchange, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend, or recapitalization.

4.5 VESTING REQUIREMENT: No Award issued under this Plan, other than Options, may vest before the date that is one year following the date it is granted or issued. Notwithstanding this provision, vesting may be accelerated for a Participant who dies or who ceases to be an eligible Participant under this Plan in connection with a change of control, take-over bid, RTO, or other similar transaction. Additionally, see section 4.1.7 for vesting requirements applicable to Options granted to Investor Relations Service Providers.

4.6 OPTION PLAN. From and after the Effective Date, the Option Plan shall be cancelled and deemed to be cancelled, and all awards granted hereunder shall be governed and deemed to be governed by the provisions of this Plan as existing Options under this Plan.

SECTION 5. AWARDS

5.1 RESTRICTED SHARE UNITS

5.1.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs to Eligible Persons and Consultants. RSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of RSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each RSU shall, contingent upon the lapse of any restrictions, represent one (1) Share. The number of RSUs granted pursuant to an Award and the Restriction Period in respect of such RSUs shall be specified in the applicable Award Agreement.

5.1.2 RESTRICTIONS. RSUs shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement , which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

5.1.3 VESTING. All RSUs will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

5.1.4 CHANGE OF CONTROL. In the event of a Change of Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant and will accrue to the Participant in accordance with Subsection 5.1.9.

5.1.5 DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any RSUs granted to such Participant which, prior to the Participant's death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any RSUs granted to such Participant which, prior to the Participant's death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant's estate in accordance with Subsection 5.1.9 hereof.

5.1.6 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where, in the case of Key Employees, a Participant's employment is terminated by the Company or a Subsidiary for cause, or consulting contract, subject to the applicable Award Agreement, is terminated as a result of the Participant's breach, all RSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(b) Where, in the case of Key Employees, a Participant's employment contract is terminated by the Company or a Subsidiary without cause, by voluntary termination or due to Retirement by the Participant, all RSUs granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date, provided, however , that any RSUs granted to such Participant which, prior to the Participant's termination without cause, voluntary termination or Retirement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

(c) Upon termination of a Participant's employment with the Company or a Subsidiary, the Participant's eligibility to receive further grants of Awards of RSUs under this Plan shall cease as of the Termination Date.

5.1.7 DISABILITY. Where, in the case of Key Employees, a Participant becomes afflicted by a Disability, all RSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such RSUs, provided, however, that no RSUs may be redeemed during a leave of absence. Where, in the case of Key Employees, a Participant's employment or consulting contract is terminated due to Disability, all RSUs granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date, provided, however, that any RSUs granted to such Participant which, prior to the Participant's termination due to Disability, had vested pursuant to terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.8 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any RSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that any RSUs granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.9 PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of RSUs, and subject to the applicable Award Agreement, the Company shall issue from treasury to the Participant, or if Subsection 5.1.5 applies, to the Participant's estate, a number of Shares equal to the number of RSUs credited to the Participant's Account that become payable on the Vesting Date. As of the Vesting Date, the RSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such RSUs. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement.

5.2 PERFORMANCE SHARE UNITS

5.2.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of PSUs to Key Employees and Consultants. PSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of PSUs to be credited to each Participant shall be determined by the Board, in its sole discretion, in accordance with this Plan. Each PSU shall, contingent upon the attainment of the Performance Criteria within the Performance Cycle, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of PSUs granted pursuant to an Award, the Performance Criteria which must be satisfied in order for the PSUs to vest and the Performance Cycle in respect of such PSUs shall be specified in the applicable Award Agreement.

5.2.2 PERFORMANCE CRITERIA. The Board will select, settle and determine the Performance Criteria (including without limitation the attainment thereof), for purposes of the vesting of the PSUs, in its sole discretion. An Award Agreement may provide the Board with the right, during a Performance Cycle or after it has ended, to revise the Performance Criteria and the Award amounts if unforeseen events (including, without limitation, changes in capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the sole judgment of the Board make the application of the original Performance Criteria unfair or inappropriate unless a revision is made. Notices will be provided by the Company to applicable regulatory authorities or stock exchanges as may be required with respect to the foregoing.

5.2.3 VESTING. Subject to section 4.4., all PSUs will vest and become payable to the extent that the Performance Criteria set forth in the Award Agreement are satisfied for the Performance Cycle, the determination of which satisfaction shall be made by the Board on the Determination Date.

5.2.4 CHANGE OF CONTROL. In the event of a Change of Control, all PSUs granted to a Participant shall become fully vested in such Participant (without regard to the attainment of any Performance Criteria) and shall become payable to the Participant in accordance with Subsection 5.2.8 hereof.

5.2.5 DEATH. Other than as may be set forth in the applicable Award Agreement and below, upon the death of a Participant, all PSUs granted to the Participant which, prior to the Participant's death, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever, provided, however, the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.8 hereof.

5.2.6 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a Subsidiary for cause, or consulting contract, subject to the applicable Award Agreement, is terminated as a result of the Consultant's breach, all PSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(b) Where other than as may be set forth in the applicable Award Agreement and below, a Participant's employment or consulting contract is terminated by the Company or a Subsidiary without cause, by voluntary termination or due to Retirement, all PSUs granted to the Participant which, prior to the Participant's termination without cause, by voluntary termination or due to Retirement, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the Termination Date, provided , however, the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.8 hereof.

(c) Upon termination of a Participant's employment with the Company or a Subsidiary, the Participant's eligibility to receive further grants of Awards of PSUs under this Plan shall cease as of the Termination Date.

5.2.7 DISABILITY. Where a Participant becomes afflicted by a Disability, all PSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such PSUs, provided, however, that no PSUs may be redeemed during a leave of absence. Where a Participant's employment or consulting contract is terminated due to Disability, all PSUs granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the Termination Date, provided, however, that the Board may determine , in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.8 hereof.

5.2.8 PAYMENT OF AWARD. Subject to the applicable Award Agreement, payment to Participants in respect of vested PSUs shall be made after the Determination Date for the applicable Award and in any case within ninety (90) days after the last day of the Performance Cycle to which such Award relates. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement. The Company shall issue from treasury to the Participant, or if Subsection 5.2.5 applies, to the Participant's estate, a number of Shares equal to the number of PSUs that have vested. As of the Vesting Date, the PSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such PSUs.

5.2.9 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a PSU is first issued, the Board, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Cycle or Restriction Period, as the case may be: (A) judgments entered or settlements reached in litigation; (B) the write down of assets; (C) the impact of any reorganization or restructuring; (D) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (E) extraordinary non-recurring items as may be described in the Company's management's discussion and analysis of financial condition and results of operations for the applicable financial year; (F) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (G) foreign exchange gains and losses.

5.2.10 ADJUSTMENT OF PERFORMANCE SHARE UNITS. The Board shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria or restrictions, as the case may be, as may be set out in the applicable Award Agreement governing the relevant Performance-Based Award. Notwithstanding any provision herein to the contrary, the Board may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Board shall retain the sole discretion to adjust PSUs downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

5.3 DEFERRED SHARE UNITS

5.3.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of DSUs to Eligible Persons. Eligible Persons become Participants effective as of the date he or she is first appointed or elected as a Director or employed as a Key Employee and cease to be Participants on the Cessation Date for any reason. DSUs granted to a Participant in accordance with Subsection 5.3 hereof shall be credited, as of the Grant Date, to the Participant's Account.

5.3.2 ELECTION. Each Director may elect to receive any part or all of his or her Fees in DSUs under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in DSUs shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Fees for the remainder of that year in DSUs must make his or her election within 60 days of becoming a Director.

5.3.3 CALCULATION. The number of DSUs to be credited to the Participant's Account shall be calculated by dividing the amount of Fees selected by an Director in the applicable Election Form by the Current Market Price on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (or such other price as required under Exchange policies). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional DSU, the Participant shall only be credited with a full number of DSUs (rounded down) and no payment or other adjustment will be made with respect to the fractional DSU.

5.3.4 CHANGE OF CONTROL. ln the event of a Change of Control, all DSUs granted to a Participant shall become fully vested in such Participant and shall become payable to the Participant in accordance with Subsection 5.3.5 hereof.

5.3.5 PAYMENT OF AWARD. Each Participant shall be entitled to receive, after the effective date that the Participant ceases to be an Eligible Person for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement, up to two (2) dates designated by the Participant and communicated to the Company by the Participant in writing at least fifteen (15) days prior to the designated day (or such earlier date as the Participant and the Company may agree, which dates shall be no earlier than then ninetieth (90) day following the year of the Cessation Date and no later than the end of the calendar year following the year of the Cessation Date, or any earlier period on which the DSUs vested, as the case may be) and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant, that number of Shares equal to the number of DSUs credited to the Participant's Account, such Shares to be issued from treasury of the Company.

5.3.6 DEATH. Upon death of a Participant, the Participant's estate shall be entitled to receive, within 120 days after the Participant's death and at the sole discretion of the Board, such Shares that would have otherwise been payable in accordance with Subsection 5.3.4 hereof to the Participant upon such Participant ceasing to be a Director or Key Employee.

5.4 OPTIONS

5.4.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may determine, the Board may, from time to time, in its discretion, grant Awards of Options to Eligible Persons, Consultants and Persons performing Investor Relations Activities, provided that such Eligible Persons, Consultants and Persons performing Investor Relations Activities are determined by the Board to be bona fide Eligible Persons, Consultants and Persons performing Investor Relations Activities, as the case may be, at the time of such grant. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan.

5.4.2 EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted. In no event shall such exercise price be lower than the discounted market price permitted by the Exchange. The Board shall not reprice any Options previously granted under this Plan, except in accordance with the rules and policies of the Exchange. For greater certainty, the Company will be required to obtain Disinterested Shareholders Approval in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension.

5.4.3 TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under this Plan shall not exceed ten years. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

5.4.4 EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board's determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

5.4.5 EXERCISE. The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall be accompanied by a cash payment, certified cheque or bank draft for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. Where the expiry date for an Option occurs during a Blackout Period, the expiry date for such Option shall be extended to the date that is ten (10) business days following the end of such Blackout Period.

5.4.6 CHANGE OF CONTROL. In the event of a Change of Control, each outstanding Option issued to Eligible Persons, Consultants and Persons performing Investor Relations Activities, to the extent that it shall not otherwise have become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, but subject to the policies of the Exchange.

5.4.7 DEATH. Where a Participant shall die, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the Option shall pass by the will of the Participant or the laws of descent and distribution for a period of 120 days after the date of death of the Participant or prior to the expiration of the option period in respect of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of death of such Participant.

5.4.8 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where, in the case of Key Employees, Consultants or Persons performing Investor Relations Activities, a Participant's employment is terminated by the Company or a Subsidiary for cause, or contract, subject to the applicable Award Agreement, is terminated as a result of the Consultant's breach, no Option held by such Participant shall be exercisable from the Termination Date.

(b) Where, in the case of Key Employees, Consultants or Persons performing Investor Relations Activities, a Participant's employment or contract is terminated by the Company or a Subsidiary without cause, by voluntary termination by the Participant or due to Retirement, subject to the applicable Award Agreement, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 60 days after the Termination Date (subject to any longer period set out in the applicable Award Agreement , which period shall not, in any event, exceed twelve (12) months from the Termination Date) or prior to the expiration of the option period in respect of the Option, whichever is sooner , and then only to the extent that such Participant was entitled to exercise the Option at the Termination Date.

(c) Where, in the case of Key Employees, Consultants or Persons performing Investor Relations Activities, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where, in the case of Key Employees, Consultants or Persons performing Investor Relations Activities, a Participant's employment or contract is terminated due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Termination Date (subject to any longer period set out in the applicable Award Agreement , which period shall not, in any event, exceed twelve (12) months from the Termination Date) or prior to the expiration of the option period in respect of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the Termination Date.

5.4.9 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, subject to the applicable Award Agreement and the provisions below, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 60 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Participant ceasing to be a Director) or prior to the expiration of the Option in respect of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the option period in respect of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.5 STOCK APPRECIATION RIGHTS

5.5.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may determine, the Board may, from time to time, in its discretion, grant awards of SARs to Eligible Persons and Consultants, either on a stand-alone basis or in relation to any Option. SARs granted to a Participant shall be credited, as of the Grant Date, to the Participant's account. The number of SARs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan.

5.5.2 SAR GRANT PRICE. The exercise price of the SAR (the "SAR Grant Price") shall be determined by the Board at the time the SAR is granted. In no event shall the SAR Grant Price be lower than the discounted market price permitted by the Exchange. Where a SAR is granted in relation to an Option, it shall be a right in respect of the same number of Shares, and the SAR Grant Price shall be the same as the exercise price of the Option it is granted in relation to. The Board shall not reprice the SAR Grant Price of any SARs previously granted under this Plan, except in accordance with the rules and policies of the Exchange.

5.5.3 PAYMENT.

(a) Subject to the provisions hereof, a SAR is the right to receive a payment in Shares equal to the excess, if any, of:

(i) the Current Market Price immediately prior to the date such SAR is exercised; over

(ii) the SAR Grant Price,

multiplied by the number of Shares in respect of which the SAR is being exercised (less any amount required to be withheld for taxes by applicable law) (the "SAR Amount").

(b) For greater clarity, the actual number of Shares to be granted to the Participant pursuant to Paragraph A shall be equal to the aggregate SAR Amount divided by the Current Market Price.

(c) Notwithstanding the foregoing, in the sole discretion of the Board, the Award Agreement may provide that the Company may elect to satisfy the exercise of a SAR (in whole or in part) by paying to the Participant cash in an amount equal to the SAR Amount in lieu of Shares.

5.5.4 TERMS OF SARS GRANTED IN CONNECTION WITH AN OPTION. SARs may be granted in relation to an Option either at the time of the grant of the Option or by adding the SAR to an existing Option. SARs granted in relation to an Option shall be exercisable only at the same time, by the same persons and to the same extent, that the related Option is exercisable. Upon the exercise of any SAR related to an Option, the corresponding portion of the related Option shall be surrendered to the Corporation and cancelled, and upon the exercise of any Option which has an accompanying SAR, the corresponding portion of the related SAR shall be surrendered to the Corporation and cancelled.

5.5.5 TERMS OF SARS GRANTED ON A STAND-ALONE BASIS. SARs shall be granted on such terms as shall be determined by the Board and set out in the Award Agreement (including any terms pertaining to vesting and settlement), provided the term of any SAR granted under this Plan shall not exceed ten (10) years.

5.5.6 EXERCISE. The exercise of any SAR will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the SAR is being exercised. If the Participant is to receive Shares, certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice. Neither the Participant nor his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to SARs under this Plan are issued to such Participant under the terms of this Plan. When the expiration of the exercise period in respect of a SAR occurs during a Blackout Period, the exercise period for such SAR shall be extended to the date that is ten (10) business days following the end of such Blackout Period.

5.5.7 CHANGE OF CONTROL. In the event of a Change of Control, each outstanding SAR issued to Eligible Persons, to the extent that it shall not otherwise have become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, but subject to the policies of the Exchange.

5.5.8 DEATH. Where a Participant shall die while holding a SAR, any SAR held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the SAR shall pass by the will of the Participant or the laws of descent and distribution for a period of 120 days after the date of death of the Participant or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the date of death of such Participant.

5.5.9 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where, in the case of Key Employees, a Participant's employment is terminated by the Company or a Subsidiary for cause, subject to the applicable Award Agreement , is terminated as a result of the Consultant's breach, no SAR held by such Participant shall be exercisable from the Termination Date.

(b) Where, in the case of Key Employees, a Participant's employment is terminated by the Company or a Subsidiary without cause, by voluntary termination by the Participant or due to Retirement, subject to the applicable Award Agreement , any SAR held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 60 days after the Termination Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Termination Date) or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the Termination Date.

(c) Where, in the case of Key Employees, a Participant becomes afflicted by a Disability, all SARs granted to the Participant under this Plan will continue to vest in accordance with the terms of such SARs. Where, in the case of Key Employees, a Participant's employment is terminated due to Disability, subject to the applicable Award Agreement, any SAR held by such Participant shall remain exercisable for a period of 120 days after the Termination Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Termination Date) or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the Termination Date.

5.5.10 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, subject to the applicable Award Agreement and the provisions below, any SAR held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 60 days after the Cessation Date or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all SARs granted to the Participant under this Plan will continue to vest in accordance with the terms of such SARs, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any SAR held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR as of the Cessation Date.

5.6 GENERAL TERMS APPLICABLE TO AWARDS

5.6.1 FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

5.6.2 AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Without limiting Subsection 5.5, Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

5.6.3 NON-TRANSFERABILITY OF AWARDS. Except as otherwise provided in an Award Agreement, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferable, except where required by law or in certain estate proceedings described herein.

5.6.4 CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant; (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

5.6.5 SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules , regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.6.6 CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

SECTION 6. AMENDMENT AND TERMINATION

6.1 SHAREHOLDER APPROVAL OF PLAN. This Plan is subject to Disinterested Shareholders Approval. Any Options granted under this Plan prior to receipt of Disinterested Shareholders Approval will not be exercisable or binding on the Company unless and until such approvals are obtained. DSUs, PSUs, RSUs and SARs cannot be granted under this Plan prior to receipt of Disinterested Shareholders Approval.

6.2 AMENDMENTS AND TERMINATION OF THIS PLAN. The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to (a) any required approval of any applicable regulatory authority or the Exchange, and (b) any approval of Disinterested Shareholders of the Company as required by the rules of the Exchange or applicable law, provided that Disinterested Shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

6.2.1 amendments of a "housekeeping nature";

6.2.2 any amendment for the purpose of curing any ambiguity, error or omission in this Plan or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

6.2.3 an amendment which is necessary to comply with applicable law or the requirements of the Exchange;

6.2.4 amendments respecting administration and eligibility for participation under this Plan;

6.2.5 changes to the terms and conditions on which Awards may be or have been granted pursuant to this Plan, subject to sections 4.4 and 4.5; and

6.2.6 changes to the termination provisions of an Award or this Plan which do not entail an extension beyond the original fixed term.

If this Plan is terminated, prior Awards shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.3 AMENDMENTS TO AWARDS. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 7. GENERAL PROVISIONS

7.1 NO RIGHTS TO AWARDS. No Director, Key Employee, Consultant, Persons performing Investor Relations Activities or other Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Directors, Key Employees, Consultant, Persons performing Investor Relations Activities or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

7.2 WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash , Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

7.2.1 electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

7.2.2 delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

7.3 NO LIMIT ON OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or a Subsidiary from adopting or continuing in effect other securitybased compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

7.5 NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant's estate shall have any rights whatsoever as Shareholders in respect of any Shares covered by such Participant's Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant's estate for such Shares.

7.6 CURRENCY. Unless expressly stated otherwise, all dollars amounts in this Plan are in Canadian dollars.

7.7 GOVERNING LAW. This Plan and all of the rights and obligations arising here from shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.8 SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.9 NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.10 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.11 HEADINGS. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.12 NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.13 NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.14 CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.15 COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

7.15.1 obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

7.15.2 completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8. EFFECTIVE DATE OF THIS PLAN

This Plan shall become effective upon the date (the "Effective Date") of approval by the Shareholders of the Company given by affirmative vote of the majority of the Shares represented at the meeting of the Shareholders of the Company at which motion to approve the Plan is presented.

SECTION 9. TERM OF THIS PLAN

This Plan shall terminate automatically ten (10) years after the Effective Date, provided that this Plan may be terminated on any earlier date as provided in Section 6 hereof, or if any approvals required by the Exchange are not obtained on the terms and conditions required thereby.